EXHIBIT 99.1

REVOCABLE PROXY

This Proxy is Solicited on Behalf of the Board of Directors of Prospect Bancshares, Inc.

The undersigned shareholder of Prospect Bancshares, Inc. (the “Company”) hereby constitutes and appoints                      and                     , or either one of them, the proxy or proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of the Company to be held at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215, on                     , 2004, at                      a.m., local time (the “Special Meeting”), all of the shares of the Company that the undersigned is entitled to vote at the Special Meeting, or at any adjournment of the Special Meeting, on each of the following proposals, which are described in the accompanying proxy statement/prospectus:

1.	The adoption of the Agreement and Plan of Merger, dated as of September 15, 2004, by and between Prospect Bancshares, Inc. and Sky Financial Group, Inc., and the approval of the merger of Prospect Bancshares, Inc. with and into Sky Financial Group, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In their discretion, upon such other business as may properly come before the Special Meeting or any adjournments thereof (including adjournment of the Special Meeting to allow for additional solicitation of shareholder votes in order to obtain a quorum).

The Board of Directors recommends a vote “FOR” proposal 1.

Where a choice is indicated, the shares represented by this proxy when properly executed will be voted as specified by the shareholder(s). If this proxy is executed and returned but no box is marked, the shares will be voted FOR proposal 1.

All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of the Company and of the accompanying proxy statement/prospectus is hereby acknowledged.

Note: Please sign your name exactly as it appears on this proxy. Joint accounts require both signatures. If you are signing this proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

Signature	Signature
Print or Type Name	Print or Type Name
Date	Date

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Important: If you receive more than one proxy, please sign and return all proxies in the accompanying envelope.